Exhibit 12(a)(1)

RIDGEWORTH FUNDS

PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS CODE OF ETHICS

I.	INTRODUCTION

The reputation and integrity of the RidgeWorth Funds (the “Trust”) are valuable assets that are vital to the Trust’s success. The Trust’s principal executive and senior financial officers (the “Covered Officers”) are responsible for conducting the Trust’s business in a manner that demonstrates a commitment to the highest standards of integrity. The Trust’s Covered Officers include the principal executive officer, the principal financial officer, comptroller or principal accounting officer, and any person who performs a similar function.

The Sarbanes-Oxley Act of 2002 (the “Act”) effected sweeping corporate disclosure and financial reporting reform on public companies, including mutual funds, to address corporate malfeasance and assure investors that the companies in which they invest are accurately and completely disclosing financial information. Under the Act, all public companies (including the Trust) must either have a code of ethics for their Covered Officers, or disclose why it does not. The Act was intended to foster corporate environments which encourage employees to question and report unethical and potentially illegal business practices. The Trust has chosen to adopt this Principal Executive and Senior Financial Officers Code of Ethics (the “Code”) to encourage its Covered Officers to act in a manner consistent with the highest principles of ethical conduct.

II.	PURPOSES OF THE CODE

The purposes of this Code are:

¡	To promote honest and ethical conduct by the Trust’s Covered Officers, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
¡	To assist the Trust’s Covered Officers in recognizing and avoiding conflicts of interest, including disclosing to an appropriate person any material transaction or relationship that reasonably could be expected to give rise to such a conflict;
¡	To promote full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Trust;
¡	To promote compliance with applicable laws, rules and regulations;
¡	To encourage the prompt internal reporting to an appropriate person (or persons identified in this Code) of violations of this Code; and
¡	To establish accountability for adherence to this Code.

III.	QUESTIONS ABOUT THIS CODE

The Trust’s compliance officer designated to oversee compliance with the Trust’s Code of Ethics adopted pursuant to Rule 17j-1 shall serve as Compliance Officer for the implementation and administration of this Code. You should direct your questions about this Code to the Compliance Officer.

IV.	CONDUCT GUIDELINES

The Trust has adopted the following guidelines under which the Trust’s Covered Officers must perform their official duties and conduct the business affairs of the Trust.

1.      ETHICAL AND HONEST CONDUCT IS OF PARAMOUNT IMPORTANCE. The Trust’s Covered Officers must act with honesty and integrity and avoid violations of this Code, including the avoidance of actual or apparent conflicts of interest with the Trust in personal and professional relationships.

2.      COVERED OFFICERS MUST DISCLOSE MATERIAL TRANSACTIONS OR RELATIONSHIPS. The Trust’s Covered Officers must disclose to the Compliance Officer any actual or apparent conflicts of interest the Covered Officers may have with the Trust that reasonably could be expected to give rise to any violations of this Code. Such conflicts of interest may arise as a result of material transactions or business or personal relationships to which the Covered Officers may be a party. If it is not possible to disclose the matter to the Compliance Officer, it should be disclosed to the Trust’s Chief Financial Officer, Chief Executive Officer or another appropriate person. In addition to disclosing any actual or apparent conflicts of interest in which a Covered Officer is personally involved, the Trust’s Covered Officers have an obligation to report any other actual or apparent conflicts which they discover or of which they otherwise become aware. If you are unsure whether a particular fact pattern gives rise to a conflict of interest, or whether a particular transaction or relationship is “material,” you should bring the matter to the attention of the Compliance Officer.

3.      STANDARDS FOR QUALITY OF INFORMATION SHARED WITH SERVICE PROVIDERS OF THE TRUSTS. The Trust’s Covered Officers must at all times seek to provide information to the Trust’s service providers (e.g., adviser, sub-adviser, administrator, outside auditor, outside counsel, custodian) that is accurate, complete, objective, relevant, timely, and understandable.

4.      STANDARDS FOR QUALITY OF INFORMATION INCLUDED IN PERIODIC REPORTS. The Trust’s Covered Officers must at all times endeavor to ensure full, fair, timely, accurate, and understandable disclosure in the Trust’s periodic reports.

5.      COMPLIANCE WITH LAWS. The Trust’s Covered Officers must comply with the federal securities laws and other laws and rules applicable to the Trust, such as the U.S. Internal Revenue Code of 1986, as amended.

6.      STANDARD OF CARE. The Trust’s Covered Officers must at all times act in good faith and with due care, competence and diligence, without misrepresenting material facts or allowing his or her independent judgment to be subordinated. The Trust’s Covered Officers must conduct the affairs of the Trust in a responsible manner, consistent with this Code.

7.      CONFIDENTIALITY OF INFORMATION. The Trust’s Covered Officers must respect and protect the confidentiality of information acquired in the course of their professional duties, except when authorized by the Trust to disclose it or where disclosure is otherwise legally mandated. A Covered Officer may not use confidential information acquired in the course of his or her work for personal advantage.

8.      SHARING OF INFORMATION AND EDUCATIONAL STANDARDS. The Trust’s Covered Officers should share information with relevant parties to keep them informed of the business affairs of the Trust, as appropriate, and maintain skills important and relevant to the Trust’s needs.

9.      PROMOTE ETHICAL CONDUCT. The Trust’s Covered Officers should at all times proactively promote ethical behavior among peers in their work environment.

10.    STANDARDS FOR RECORDKEEPING. The Trust’s Covered Officers must at all times endeavor to ensure that the Trust’s financial books and records are thoroughly and accurately maintained to the best of their knowledge in a manner consistent with applicable laws and this Code.

V.	WAIVERS OF THIS CODE

A Covered Officer may request a waiver of a provision of this Code by submitting a request in writing to the Trust’s Compliance Officer for appropriate review. For example, if a family member works for a service provider that prepares the Trust’s financial statements, the Covered Officer may have a potential conflict of interest in reviewing those statements and should seek a waiver of this Code to review the work. An executive officer of the Trust, or another appropriate person (such as a designated member of the Board of Trustees of the Trust (the “Board”) or of the Audit Committee of the Board), will decide whether to grant a waiver. All waivers of this Code must be disclosed to the Trust’s shareholders to the extent required by SEC rules.

VI.	AFFIRMATION OF THE CODE

Upon adoption of this Code, the Trust’s Covered Officers must affirm in writing that they have received, read and understand the Code, and annually thereafter must affirm that they have complied with the requirements of the Code. To the extent necessary, the Trust’s Compliance Officer will provide guidance on the conduct required by this Code and the manner in which violations or suspected violations must be reported and waivers must be requested.

VII.	REPORTING VIOLATIONS

In the event that a Covered Officer discovers or, in good faith, suspects a violation of this Code, the Covered Officer MUST immediately report the violation or suspected violation to the Compliance Officer. The Compliance Officer may, in his or her discretion, consult with another member of the Trust’s senior management or the Board in determining how to address the suspected violation. For example, a Code violation may occur when a periodic report or financial statement of the Trusts omits a material fact, or is technically accurate but, in the view of the Covered Officer, is written in a way that obscures its meaning.

Covered Officers who report violations or suspected violations in good faith will not be subject to retaliation of any kind. Reported violations will be investigated and addressed promptly and will be treated as confidential to the extent possible.

VIII.	VIOLATIONS OF THE CODE

Dishonest or unethical conduct or conduct that is illegal will constitute a violation of this Code, regardless of whether this Code specifically refers to such particular conduct. A violation of this Code may result in disciplinary action, up to and including removal as a Covered Officer of the Trust. A variety of laws apply to the Trust and its operations, including the Securities Act of 1933, the Investment Company Act of 1940, state laws relating to duties owed by Trust officers, and criminal laws. The Trust will report any suspected criminal violations to the appropriate authorities, and will investigate, address and report, as appropriate, non-criminal violations.

IX.	RECORDS

A copy of this Code, any amendments hereto, and any reports or other records created in relation to waivers of or amendments to provisions of this Code shall be kept as records of the Trust for six (6) years, the first two (2) years in an easily accessible place, from the end of the fiscal year in which such document was created. All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than to members of the Trust’s Board of Trustees and counsel to the Trust. Such records shall be furnished to the SEC or its staff upon request.

X.	AMENDMENTS

Any amendments to this Code, other than amendments to Exhibits A and B hereto, must be approved or ratified by a majority vote of the Board, including a majority of independent trustees.

Adopted: November 20, 2003

Amended: July 20, 2010 solely to remove references to RidgeWorth Variable Trust

Amended: February 27, 2013

Exhibit A

RIDGEWORTH FUNDS

INITIAL CERTIFICATION OF COMPLIANCE WITH THE

PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS CODE OF ETHICS

I hereby certify that I have received the Principal Executive and Senior Financial Officers Code of Ethics adopted by RidgeWorth Funds pursuant to the Sarbanes-Oxley Act of 2002 and that I have read and understood the Code. I further certify that I am subject to the Code and will comply with each of the Code’s provisions to which I am subject.

Signature

Print Name, Title

Date

Received By: Signature

Name, Title

Date

Exhibit B

RIDGEWORTH FUNDS

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE

PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICER CODE OF ETHICS

I hereby certify that I have received the Principal Executive and Senior Financial Officers Code of Ethics adopted by RidgeWorth Funds pursuant to the Sarbanes-Oxley Act of 2002 and that I have read and understood the Code. I further certify that I have complied, and will continue to comply, with each of the Code’s provisions to which I am subject.

Signature

Print Name, Title

Date

Received By: Signature

Name, Title

Date